Ally Financial Inc. 2Q 2019 Earnings Review July 18, 2019 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com Exhibit 99.2

Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for various financial and operating metrics and statements about future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2018, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts.

GAAP and Core Results The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Attributable to Common Shareholders, Core Return on Tangible Common Equity (Core ROTCE), Adjusted Efficiency Ratio, fully phased-in Common Equity Tier 1 (CET1) capital, Adjusted Total Net Revenue, Net Financing Revenue (excluding Core OID), Adjusted Other Revenue, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 23 and 24 for calculation methodology and details. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 24 for calculation methodology and details. Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and the net deferred tax asset. See page 26 for calculation methodology and details. Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if tax-effected Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. See page 25 for calculation methodology and details. Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. Adjusted efficiency ratio generally adjusts for Insurance segment revenue and expense, rep and warrant expense and Core OID. See page 27 for calculation methodology and details. Adjusted total net revenue is a non-GAAP financial measure that adjusts GAAP total net revenue for Core OID and for change in the fair value of equity securities due to the implementation of ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 30 for calculation methodology and details.

Second Quarter 2019 Highlights

Ongoing Execution and Sustained Progress

> **Adjusted EPS[1] of 97 cents – up 17% YoY | Core ROTCE[1] of 12.4%**

- Adjusted total net revenue[1] of $1.56 billion – up 6% YoY

> **Sustained optimization of auto business – higher risk-adjusted returns continue**

- Consumer auto originations of $9.7 billion – sourced from record 3.3 million applications
- Continued retail auto portfolio yield expansion, up 50 bps YoY and lower YoY retail auto net-charge offs
  - Estimated retail auto originated yield[2] of 7.60% – up 56 bps YoY despite benchmark decreases YTD
  - Retail auto net-charge off rate of 0.95% – down 9 bps YoY

> **Strong YoY deposit growth of $17.6 billion – deposit balances of $116.3 billion**

- 2Q 19 retail deposit growth of $3.2 billion – highest second quarter growth ever for Ally Bank
- Total retail deposit customers of 1.87 million, up ~100k in 2Q 19 – highest second quarter growth ever for Ally Bank

> **Ongoing momentum in growth businesses and digital product offerings**

- Corporate Finance held-for-investment balances up 15% YoY
- Ally Invest – self-directed net funded accounts up 24% YoY
- Ally Home® – $0.6 billion direct-to-consumer originations in 2Q – highest quarterly direct-to-consumer originations
- Agreed to acquire digital point-of-sale payment solution, Health Credit Services for $190 million

> **Initiated $1.25 billion share repurchase program[3] in early July**

- Executed 2018 Capital Plan – repurchased $1 billion of common stock from July '18 - June '19

(1) Represents a non-GAAP financial measure. See pages 24, 26 and 30 for calculation methodology and details.

(2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period.

(3) Actions in connection with the repurchase program will be subject to various factors, including Ally's capital & liquidity positions, regulatory & accounting considerations (including Accounting Standards Update 2016-13, Financial Instruments - Credit Losses, commonly known as CECL), Ally's financial & operational performance, alternative uses of capital, the trading price of Ally's common stock, & market conditions. Repurchase program does not obligate Ally to acquire a specific dollar amount or number of shares and may be extended, modified, or discontinued at any time.

2Q 2019 Preliminary Results

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Adjusted Earnings Per Share(1) Adjusted Total Net Revenue(2) Total Deposits Adjusted Tangible Book Value per Share(3) Core Metric Trends (2) Represents a non-GAAP financial measure. See page 30 for details. (1) Represents a non-GAAP financial measure. See page 24 for details. (3) Represents a non-GAAP financial measure. See page 25 for details. Note: Brokered includes sweep deposits. Other includes mortgage escrow, dealer, and other deposits.

Second Quarter 2019 Financial Results Represents a non-GAAP financial measure. Adjusted for Core OID. See pages 23 and 30 for calculation methodology and details. Represents a non-GAAP financial measure. Adjusted for change in the fair value of equity securities due to the implementation of ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. For Non-GAAP calculation methodology and details see page 30. For Non-GAAP calculation methodology and details see pages 24, 26 and 27. Significant discrete tax items do not relate to the operating performance of the core businesses. 2Q 19 effective tax rate was impacted primarily due to a release of valuation allowance on foreign tax credit carryforwards during the second quarter of 2019. Ally’s effective tax rate was -18.2% for 2Q 19; excluding the discrete tax benefit of $201 million (0.50 EPS impact), the adjusted effective tax rate would be 22.5%, which represents a non-GAAP financial measure. See page 22 for calculation methodology. Excluding discrete tax benefit of $201M: 22.5% (4)

Balance Sheet and Net Interest Margin Represents a non-GAAP financial measure. Excludes Core OID. See page 23 and 30 for calculation methodology and details. Includes brokered (inclusive of sweep deposits) and other deposits (inclusive of mortgage escrow, dealer, and other deposits). Includes Demand Notes, FHLB borrowings and Repurchase Agreements. Includes trust preferred securities.

Retail Deposit Balance Growth Deposit Mix and Retail Rate Trend Retail Deposit Customer Growth Deposits Note: Brokered includes sweep deposits. Other includes mortgage escrow, dealer, and other deposits. See page 23 for Customer Retention Rate definition. Total deposits of $116.3 billion, up 18% YoY Customer retention of 96% - stable and strong Deposits represent 72% of total funding(1) Cumulative retail portfolio beta of 48% since 3Q 15 Record-high second quarter retail balance growth Inflows from new and existing customers more than offset higher YoY tax outflows 1.87 million retail deposit customers, up 23% YoY Ending retail deposits at $98.6 billion, up $16.9 billion YoY and up $3.2 billion QoQ Average retail deposits up $15.6 billion YoY and up $5.0 billion QoQ Kiplinger’s named Ally “Best Internet Bank” for the third consecutive year and “Best Bank for No-Fee, No Fuss” Note: Brokered includes sweep deposits. Other includes mortgage escrow, dealer, and other deposits. (1) Excludes Core OID balance.

Capital Ratios(1) and Risk-Weighted Assets Shareholder Distributions – Share Repurchases and Common Stock Dividends Capital (1) All capital ratios represent fully phased-in Basel III, which are non-GAAP financial measures; See page 28 for details. Note: 'Since Inception' is activity in 3Q 16 - 2Q 19. Shares Repurchased include shares withheld to cover income taxes owed by participants related to share-based incentive plans. Excludes commissions. Preliminary fully phased-in Basel III CET1 ratio of 9.5% QoQ increase driven by ongoing earnings growth and a discrete tax benefit on a valuation allowance release of $201 million Repurchased 7.8M shares in 2Q 19, completing $1 billion 2018 Capital Plan 102 million shares repurchased, representing 18.8% reduction since program inception in mid-2016

Consolidated Net Charge-Offs Provision Expense Retail Auto Net Charge-Offs Retail Auto Delinquencies (60+ DPD) Asset Quality Note: Above loans are classified as held-for-investment and recorded at gross carrying value. Note: Includes accruing contracts only. Days-past-due (“DPD”). Note: Retail auto loans exclude fair value adjustments for loans in hedge accounting relationship. Note: See page 23 for definition.

Auto Finance – Results (1) Noninterest expense includes corporate allocations of $180 million in 2Q 2019, $189 million in 1Q 2019, and $172 million in 2Q 2018 Pre-tax income of $459 million, up $77 million YoY and up $130 million QoQ Net financing revenue increased QoQ and YoY due to higher retail yields and retail portfolio growth Other revenue down QoQ and YoY due to lower loan sale gain activity Provision up YoY as lower net-charge offs were offset by reserve releases in the prior year that did not repeat QoQ decline from seasonally lower net charge-offs $114.7 billion of earning assets, relatively flat YoY due to retail asset growth offsetting lower commercial balances Continued optimization of adaptable and leading auto finance franchise Strong application flow of 3.3 million in 2Q, up 8% YoY and highest level ever for Ally Strong dealer relationships(2) at 18.1k in 2Q – 21 consecutive quarters of growth (3) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. (2) Dealer relationships include Ally active dealers, excluding RV Commercial and Consumer lines of business exited in 2Q 18 (3)

Consumer Originations Origination Mix Consumer Assets Commercial Assets Auto Finance – Key Metrics Note: Held-for-investment (“HFI”) asset balances reflect the average daily balance for the quarter. Note: See page 23 for definition Note: See page 23 for definition

Insurance Represents a non-GAAP financial measure. Excludes equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 29 for details. Noninterest expense includes corporate allocations of $13 million in 2Q 2019, $13 million in 1Q 2019, and $12 million in 2Q 2018 Pre-tax income breakeven for 2Q 19, down $11 million YoY and down $145 million QoQ Core pre-tax loss(1) of $4 million, down $7 million YoY and down $84 million QoQ Earned premiums up YoY driven by vehicle inventory insurance portfolio growth and rate increases Loss expense up QoQ driven by seasonally higher weather losses (hail and tornado storms) YoY increase driven by lower than average weather losses in PY and portfolio growth Written premiums of $314 million, up $36 million YoY Continued momentum from the Growth channel Highest 2Q written premiums for Ally in 10 years Note: See page 23 for definition (3) 2Q 2017 - 2Q 2019 Weather Losses net of reinsurance coverage. (3)

Corporate Finance Represents a non-GAAP financial measure. Excludes equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 29 for details. Noninterest expense includes corporate allocations of $7 million in 2Q 2019, $8 million in 1Q 2019, and $6 million in 2Q 2018. Pre-tax income of $46 million Core pre-tax income(1) of $48 million, up $39 million QoQ and down $10 million YoY Net financing revenue up driven by strong loan growth Provision expense down QoQ driven by higher reserves related to specific exposures in the PQ Held-for-investment portfolio of $4.8 billion as of 2Q 19, up 15% YoY Highly diversified portfolio with continued expansion into new verticals, led by experienced cycle-tested teams

Mortgage Finance Noninterest expense includes corporate allocations of $19 million in 2Q 2019, $20 million in 1Q 2019, and $16 million in 2Q 2018. 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. Pre-tax income of $14 million Net financing revenue up YoY driven by asset balance growth from bulk purchase activity Held-for-investment portfolio at $16.5 billion, up 24% YoY QoQ decline driven by faster prepayments and higher premium amortization Provision expense down QoQ driven primarily by strong credit performance Direct-to-consumer originations of $0.6 billion – highest quarter since product launch in 2016 52% of originations in 2Q were Ally Bank retail deposit customers Better.com implementation progressing well Pilot program launched in early July 2019 in Texas Expect broader market integration by year-end

Conclusion Ongoing optimization of auto & insurance Consistent Execution Along Our Strategic Path Focused on Driving Long-term Shareholder Value Sustained deposit growth & customer acquisition Scale in expanded digital product offerings Efficient capital management & disciplined risk management Ongoing execution along earnings growth path Culture of relentless focus on customers, communities, associates and shareholders Leading Digital Bank Leading Auto Finance Insurance Partner Relentless Customer Focus ‘Do It Right’ Culture & Values Dominant Franchises Core Competencies

Supplemental

Results by Segment Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. Change in fair value of equity securities impacts the Insurance and Corporate Finance segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 29 for details. Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations for Core OID and equity fair value adjustments related to ASU 2016-01. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 23 and 29 for calculation methodology and details. Supplemental

Supplemental

Funding and Liquidity

- **Ally Bank funded assets at 91% up 5 pts YoY**
- **Deposits at 72% of total funding (excluding Core OID balance)[(a)] up 8 pts YoY**
- **Wholesale funding in 2Q:**
  - $0.76 billion of new retail secured funding
  - $0.75 billion of new 5-year unsecured bonds
- **Total liquidity levels at $26.3 billion as of 6/30/19**

Growth in Bank Funded Assets


($ billions)
$156.3
$157.9
$164.3
$171.3
$180.4
68%
73%
77%
86%
91%
2Q 15
2Q 16
2Q 17
2Q 18
2Q 19
Ally Bank Assets
Non-Bank Assets

Unsecured Long-Term Debt Maturities[(1)]

Maturity Date	Coupon	Principal Amount Outstanding[(2)] ($ billions)
11/18/2019	3.75	$0.80
3/15/2020	8.00	$0.97
3/30/2020	4.13	$0.75
9/15/2020	7.50	$0.46
2021+[(3)]	5.86	$7.14

(1) Excludes retail notes, demand notes and trust preferred securities.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year. 2021+ excludes ~$2.7 billion Trust Preferred securities (excluding OID/issuance costs).

Funding Mix


52%
8%
24%
16%
59%
11%
17%
13%
64%
14%
12%
10%
72%
13%
7%
8%
2Q 16
2Q 17
2Q 18
2Q 19
Deposits
FHLB / Other
Secured Debt
Unsecured Debt (ex. Core OID)

Note: excludes Core OID balance. See page 30 for details.

Note: Total Liquidity includes cash & cash equivalents, highly liquid securities and current committed unused capacity. See page 18 of the Financial Supplement for more details.

(a) Excludes Core OID balance. See page 30 for details.

2Q 2019 Preliminary Results
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Corporate and Other Represents a non-GAAP financial measure. See page 30 for details. Represents a non-GAAP financial measure. See page 29 for calculation methodology and details. Primarily HFI legacy mortgage portfolio. Corporate and Other includes the impact of centralized asset and liability management, corporate overhead allocation activities, the legacy mortgage portfolio and Ally Invest activity Pre-tax loss of $25 million, down $21 million YoY and down $11 million QoQ Net financing revenue down primarily driven by higher deposit funding costs Other revenue up QoQ and YoY primarily driven by investment gains Total assets up $4.7 billion YoY Higher investment securities balance partially offset by legacy mortgage portfolio run-off Supplemental

Interest Rate Sensitivity Supplemental Net financing revenue impacts reflect a rolling 12-month view. See page 23 for additional details. Gradual changes in interest rates are recognized over 12 months.

GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Primarily book / tax timing differences. Deferred Tax Asset Supplemental Note: reflects Basel III fully phased-in disallowed DTA. See page 28 for more details. Note: Significant discrete tax items do not relate to the operating performance of the core businesses. 2Q 19 effective tax rate was impacted primarily due to a release of valuation allowance on foreign tax credit carryforwards during the second quarter of 2019. Ally’s effective tax rate was -18.2% for 2Q 19; excluding the discrete tax benefit of $201 million (0.50 EPS impact), the adjusted effective tax rate would be 22.5%, which represents a non-GAAP financial measure.

Supplemental

Notes on Non-GAAP and Other Financial Measures

The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to, and not a substitute for, GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Attributable to Common Shareholders, Core Return on Tangible Common Equity (Core ROTCE), Adjusted Efficiency Ratio, fully phased-in Common Equity Tier 1 (CET1) capital, Adjusted Total Net Revenue, Adjusted Other Revenue, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net Financing Revenue, excluding Core OID and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company's operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

1) ***Accelerated issuance expense (Accelerated OID)*** *is the recognition of issuance expenses related to calls of redeemable debt.*
2) ***Core net income attributable to common shareholders*** *is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions and tax-effected changes in equity investments measured at fair value. See page 24 for calculation methodology and details.*
3) ***Core original issue discount (Core OID) amortization expense*** *is a non-GAAP financial measure for OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 30 for calculation methodology and details.*
4) ***Core outstanding original issue discount balance (Core OID balance)*** *is a non-GAAP financial measure for outstanding OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 30 for calculation methodology and details.*
5) ***Core pre-tax income*** *is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID and (2) repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities and (3) equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 29 for calculation methodology and details.*
6) ***Interest rate risk modeling*** *– We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. Based on current market conditions, actual beta on our total retail deposits portfolio has been approximately 48% since the third quarter of 2015. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see the 10-Q for more details.*
7) ***Net charge-off ratios*** *are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.*
8) ***Tangible Common Equity*** *is a non-GAAP financial measure that is defined as common stockholders' equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 25 for more details.*
9) ***U.S. consumer auto originations***
   - *New Retail – standard and subvented rate new vehicle loans*
   - *Lease – new vehicle lease originations*
   - *Used – used vehicle loans*
   - *Growth – total originations from non-GM/Chrysler dealers and direct-to-consumer loans*
   - *Nonprime - originations with a FICO® Score of less than 620*
10) ***Customer retention rate*** *is the annualized 3-month rolling average of 1 minus the monthly attrition rate.*
11) ***Growth channel for Insurance*** *includes all non-GM volume.*

2Q 2019 Preliminary Results

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GAAP to Core Results – Adjusted Earnings per Share Supplemental Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (5) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (6) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.

GAAP to Core Results – Adjusted TBVPS Supplemental Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate.

GAAP to Core Results – Core ROTCE Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for any discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, and certain discrete tax items. In the denominator, GAAP shareholder’s equity is adjusted for preferred equity and goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

GAAP to Core Results – Adjusted Efficiency Ratio Supplemental Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense and Rep and warrant expense. In the denominator, total net revenue is adjusted for Insurance segment revenue and Core OID. See page 13 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.

Notes on Non-GAAP and Other Financial Measures Supplemental Common Equity Tier 1 (“CET1”) capital fully phased-in: Under the Basel III regulatory framework as adopted in the United States, banking organizations like the company are required to comply with a minimum ratio of common equity tier 1 capital to risk-weighted assets (CET1 Capital Ratio). Common equity tier 1 capital generally consists of common stock (plus any related surplus and net of any treasury stock), retained earnings, accumulated other comprehensive income, and minority interests in the common equity of consolidated subsidiaries, subject to specified conditions and adjustments. The obligation to comply with the minimum CET1 Capital Ratio is subject to ongoing transition periods and other provisions under Basel III. Management believes that both the transitional CET1 Capital Ratio and the fully phased-in CET1 Capital Ratio are helpful to readers in evaluating the company’s capital utilization and adequacy in absolute terms and relative to its peers. The fully phased-in CET1 Capital Ratio is a non-GAAP financial measure that is reconciled to the transitional CET1 Capital Ratio above.

Notes on Non-GAAP and Other Financial Measures Supplemental Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See page 23 for definitions.

Notes on Non-GAAP and Other Financial Measures Supplemental Excludes accelerated OID. See page 23 for definitions. Note: Accelerated OID and repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 23 for definitions.